Exhibit 10.2

Execution Version

U.S. PLEDGE AND SECURITY AGREEMENT

THIS U.S. PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Agreement”) is entered into as of 26, 2007 by and among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings” and, prior to the Acquisition, the “U.S. Borrower”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC (“HBAC” and, after the Acquisition, the “U.S. Borrower”), the Subsidiary Parties (as defined below) from time to time party hereto and CREDIT SUISSE, in its capacity as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Agent”).

PRELIMINARY STATEMENT

Reference is hereby made to the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the U.S. Borrower, each Subsidiary of Holdings that, from time to time, becomes a party hereto, the Lenders, the Agent and the other parties party thereto.

Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers (as defined in the Credit Agreement) under the Credit Agreement and to secure the Obligations. The Grantors are also entering into this Agreement to secure all Secured Cash Management Obligations and Secured Hedging Obligations.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined herein or in the UCC shall have the meanings assigned to such terms in the Credit Agreement.

Section 1.2. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Agreement are used herein as defined in the UCC and, if defined in more than one article of the UCC, shall have the meaning set forth in Article 9 thereof.

Section 1.3. Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Account” shall have the meaning set forth in Article 9 of the UCC.

“Aircraft Security Agreement” means a security agreement, in form and substance reasonably acceptable to the Grantors and the Agent, pursuant to the filing of which with the FAA, security interests in Collateral constituting aircraft and related assets may be perfected.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Bankruptcy Proceeding” means, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

“Certificated Security” shall have the meaning set forth in Article 8 of the UCC.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all United States and foreign copyrights, rights and interests in copyrights and works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; and (d) the right to sue for past, present, and future infringements of any of the foregoing.

“Credit Agreement” has the meaning set forth in the Preliminary Statement.

“Demonstration Fleet” means the fleet of Demonstration Fleet Aircraft.

“Demonstration Fleet Aircraft” means completed aircraft owned by the U.S. Borrower or any of its Subsidiaries and used by the U.S. Borrower or its Subsidiaries for demonstration purposes and available for sale to customers.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Document” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Assets” means

(a) in the case of the Domestic Obligations only, more than 66% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary;

(b) in the case of the Domestic Obligations only, the Equity Interests of any Domestic Subsidiary that is taxed as a partnership for federal income tax purposes that holds Equity Interests of a Foreign Subsidiary whose Equity Interests are pledged pursuant to this Agreement;

(c) property encumbered by liens created under any Intercompany IRBs;

(d) vehicles, letter-of-credit rights and all commercial tort claims not in excess of $2,500,000;

(e) [Reserved];

(f) any leases, licenses, contracts, rights or other agreements contained within the Collateral to which any Grantor is a party or any of its rights or interests are subject thereto to the extent and solely to the extent that the proximate result of the grant of such security interest shall be to (1) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein, (2) create a situation under which such Grantor shall be deemed to have breached or terminated pursuant to the terms of, or defaulted under, or a termination right shall arise under any such Collateral; and in each case under clauses (1) and (2) above such abandonment, invalidation, unenforceability, breach, termination or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles or equity or (3) violate any material provision of law applicable to such Grantor or any lease, license, contract, right or other agreement; provided, however, that the Excluded Assets shall not include, and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach, termination, default, termination right or violation shall be remedied and to the extent severable, shall attach immediately to, any portion of such license, contract, right or agreement that does not result in any of the consequences specified in (1), (2) or (3) above;

(g) assets subject to any Lien permitted under paragraph (h), (i) or (q) (solely as such paragraph (q) relates to Indebtedness permitted to be incurred pursuant to Section 6.01 (b)(vi), (b)(xxi) and (b)(xxii) of the Credit Agreement) of the definition of “Permitted Liens” in the Credit Agreement securing Indebtedness incurred to finance the acquisition of such assets or assumed in connection with the acquisition of such assets and not created in contemplation of such acquisition, in each case to the extent and for so long as the terms of such Indebtedness prohibit creation of a security interest in such assets hereunder; provided that immediately upon repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a security interest hereunder in all the rights, title and interests with respect to such assets;

(h) Equity Interest in Unrestricted Subsidiaries;

(i) Equity Interests in (i) any Person that is not a Restricted Subsidiary (or any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary solely to the extent of any restriction that existed on the Closing Date or on the date such non-Wholly-Owned Restricted Subsidiary became a Restricted Subsidiary), in each case, to the extent a grant of a security interest in such Equity Interests would be in contravention of any Contractual Obligation (including pursuant to any Organization Documents of such Person) of such Grantor or such Person not created in contemplation of this provision (it being understood that, for purposes hereof, the terms of any Contractual Obligation shall-be deemed contravened if the grant of such security interest would (1) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest, (2) create a situation under which such Grantor or Person shall be deemed to have breached the terms or defaulted, (3) constitute or result in termination or give rise to a termination right or (4) require the consent of any Person (other than the U.S. Borrower or any of its Subsidiaries, or the Agent or the Lenders in their respective capacities as such) which has not been obtained, in each case of the foregoing clauses (1) through (4), under the security, agreement, instrument or other undertaking giving rise to such Contractual Obligation) or (ii) any Receivables Subsidiary;

(j) Equipment to the extent and for so long as the grant of a security interest by any Grantor in such Equipment hereunder would be in contravention of any Contractual Obligation of such Grantor or by which such Equipment is bound; provided that (i) such Contractual Obligation is not created in contemplation of this provision, (ii) the applicable Grantor shall have used commercially reasonable efforts to exclude such prohibition on the encumbrance of such Equipment from such Contractual Obligation and (iii) such contravention would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles or equity (it being understood that, for purposes hereof, the terms of any Contractual Obligation shall be deemed contravened if the grant of such security interest would (1) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest, (2) create a situation under which such Grantor or Person shall be deemed to have breached the terms or defaulted, (3) constitute or result in termination or give rise to a termination right or (4) require the consent of any Person (other than the U.S. Borrower or any of its Subsidiaries, or the Agent or the Lenders in their respective capacities as such) which has not been obtained, in each case of the foregoing clauses (1) through (4), under the agreement, instrument or other undertaking giving rise to such Contractual Obligation); and

(k) assets to the extent (and only to the extent) and for so long as the grant of a security interest by any Grantor in such assets hereunder would violate any material provision of law applicable to such Grantor or such assets.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Fixture” shall have the meaning set forth in Article 9 of the UCC.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grantors” means Holdings, the U.S. Borrower and the Subsidiary Parties.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its owned (1) Patents, (2) Copyrights, or (3) Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S, jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all United States and foreign patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; and (e) all rights to sue for past, present, and future infringements thereof.

“Perfection Certificate” means a certificate substantially in the form of Exhibit B completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the U.S. Borrower.

“Pledged Collateral” means all Instruments, Securities and other Investment Property owned by any Grantor, other than any Instruments, Securities or Investment Property that is an Excluded Asset (for so long and to the extent such exclusion is applicable), whether or not physically delivered to the Agent pursuant to this Agreement that constitute Collateral.

“Proceeds” shall have the meaning set forth in Article 9 of the UCC.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money that are General Intangibles or that are otherwise included as Collateral.

“Required Secured Parties” means the “Required Lenders” as defined in the Credit Agreement (with any loans under the Credit Agreement and unused commitments or deposits thereunder held by the U.S. Borrower or any of its Affiliates being excluded for such purpose).

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Parties” means (a) the Lenders, the Issuing Bank and the LC Facility Issuing Bank, (b) the Agent, (c) each counterparty to any Hedge Agreement or a Cash Management Agreement with the U.S. Borrower or any of its Subsidiaries the obligations under which constitute Secured Hedging Obligations or Secured Cash Management Obligations and (d) the successors and assigns of each of the foregoing.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Subsidiary Parties” means (a) each Subsidiary of the U.S. Borrower listed on the signature page hereto, and (b) each other Domestic Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the date hereof, in accordance with Section 11.14 herein and Section 5.11 of the Credit Agreement.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all United States and foreign trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; and (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing.

“Transportation Fleet” means the fleet of Transportation Fleet Aircraft.

“Transportation Fleet Aircraft” means completed aircraft manufactured by U.S. Borrower and placed into use by the U.S. Borrower and its Subsidiaries for their own corporate purposes (specifically excluding any Demonstration Fleet Aircraft).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and regardless of where located (all of which are collectively referred to as the “Collateral”), including:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Copyrights, Patents and Trademarks; provided that no security interest shall be granted in any intent-to-use trademark application to the extent that and solely during the period in which the grant of such security interest would impair the validity or enforceability, or result in the cancellation, of such intent-to-use trademark application under federal law;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property (other than Equity Interests comprising the Equity Interests in Hawker Beechcraft Charter & Management, Inc.);

(xii) all cash or cash equivalents;

(xiii) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv) all Deposit Accounts with any bank or other financial institution;

(xv) all Commercial Tort Claims as specified from time to time, the schedules to any instrument in the form of Exhibit C executed by any New Subsidiary or in a writing delivered to the Agent pursuant to Section 4.7; and

(xvi) all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

Notwithstanding the foregoing or anything herein to the contrary, in no event shall the “Collateral” include or the security interest attach to any Excluded Asset.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantors, jointly and severally, represent and warrant to the Agent, for the benefit of the Secured Parties, that as of the Closing Date:

Section 3.1. Title, Perfection and Priority. Each Grantor has good and valid rights in, or the power to transfer the Collateral and title to, the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except Permitted Liens, and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit A, the Agent will have a perfected first priority security interest in that Collateral in which a security interest may be perfected by filing under the Uniform Commercial Code in effect in the applicable jurisdiction, subject only to Permitted Liens.

Section 3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of each Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization (except in the case of any Grantor formed under the laws of Delaware) and its federal tax payer identification number are set forth in Section I of the Perfection Certificate.

Section 3.3. Principal Location. The location of each Grantor’s place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Section I(B) of the Perfection Certificate.

Section 3.4. [Reserved].

Section 3.5. [Reserved].

Section 3.6. Exact Names. The name in which each Grantor has executed this Agreement is the exact legal name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. No Grantor has, during the past five years, been known by or used any other name (including the legal name of any other business or organization to which such Grantor became the successor by merger, consolidation, acquisition, change in form or otherwise) except as disclosed in Section I(E) of the Perfection Certificate.

Section 3.7. Instruments and Chattel Paper. Section II(A)(4) of the Perfection Certificate lists all Instruments and Chattel Paper (other than any leases for goods entered into by the relevant Grantor in the ordinary course of business constituting Chattel Paper) of each Grantor. All Instruments and Chattel Paper listed in Section II(A)(4) of the Perfection Certificate in an individual amount in excess of $1,000,000 have been delivered to the Collateral Agent. The Agent will have a perfected first priority security interest in the Collateral listed on Section II(A)(4) to the Perfection Certificate, subject only to Permitted Liens.

Section 3.8. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to each Grantor’s material Accounts and Chattel Paper that are Collateral are and will be correctly stated in all material respects, at the time furnished, in all records of such Grantor relating thereto and in all invoices furnished to the Agent by such Grantor from time to time.

Section 3.9. Intellectual Property. No Grantor has any interest in, or title to, any Patent or Trademark registration issued by or application filed with the United States Patent & Trademark Office or Copyright registration issued by or application filed with the United States Copyright Office except as set forth on Exhibit B to the Perfection Certificate. This Agreement is effective to create a valid and continuing Lien under the UCC and the laws of the United States and, upon filing of appropriate financing statements in the offices listed on Exhibit A and this Agreement (or a short form hereof) with the United States Copyright Office and the United States Patent and Trademark Office, perfected first priority security interests, subject to Permitted Liens, under the UCC and the laws of the United States in favor of the Agent for the benefit of the Secured Parties on the Patents, Trademarks and Copyrights of the Grantors, (i) such perfected security interests will be enforceable as such as against any and all creditors of and purchasers from the Grantors and (ii) all action necessary or desirable under the UCC and the laws of the United States to protect and perfect the Agent’s Lien on the Patents, Trademarks or Copyrights of the Grantors shall have been duly taken.

Section 3.10. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral that has not lapsed or been terminated naming a Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Agent on behalf of the Secured Parties as the secured party, (b) Permitted Liens and (c) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing or for which payoff and Lien release letters containing authority to file such termination statements have been delivered to the Collateral Agent.

Section 3.11. Pledged Collateral.

(a) Section II(A)(1) of the Perfection Certificate sets forth a complete and accurate list of all of the Equity Interests constituting Pledged Collateral (other than publicly traded stock) and the percentage of the total issued and outstanding Equity Interests of the issuer represented thereby. Each Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed in Section II(A)(1) of the Perfection Certificate as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Secured Parties hereunder and Permitted Liens. Each Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable, and (ii) with respect to any certificates delivered to the Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible.

(b) (i) None of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by the Grantors of the Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by the Grantors, or for the exercise by the Agent of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally and except for the filing of the Foreign Pledge Agreements with the applicable governmental authorities.

Section 3.12. Commercial Tort Claims. As of the date hereof, no Grantor holds any Commercial Tort Claims having a value in excess of $2,500,000 for which such Grantor has filed a complaint in a court of competent jurisdiction, except as indicated on Schedule 3.12.

Section 3.13. Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the date hereof.

ARTICLE IV

COVENANTS

From the date hereof, and thereafter until this Agreement is terminated, each Grantor agrees that:

Section 4.1. General.

(a) Collateral Records. Each Grantor will maintain complete and accurate books and records as is consistent with its practices as of the date hereof in all material respects with respect to the Collateral, and furnish to the Agent such reports relating to the Collateral as the Agent shall from time to time reasonably request.

(b) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the Agent to file, and if requested will deliver to the Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Agent in order to maintain a first priority (subject to Permitted Liens) perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by the Agent may be filed in any filing office in any applicable Uniform Commercial Code jurisdiction and may (i) indicate the Collateral (1) as all assets of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Grantor also agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Each Grantor will, if reasonably requested by the Agent, but not more frequently than once per quarter unless an Event of Default has occurred and is continuing, furnish to the Agent statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as the Agent may reasonably request, all in such detail as the Agent may reasonably specify. Each Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien other than Permitted Liens. Notwithstanding anything to the contrary contained herein (i) no Grantor shall be required to perfect the security interest granted herein by any means other than by (a) filing of financing statements pursuant to the UCC, (b) filings at the United States Patent and Trademark Office and the United States Copyright Office with respect to registrations and applications for Patents, Trademarks and Copyrights, (c) delivery to the Agent to be held in its possession of Collateral consisting of tangible Chattel Paper (other than any leases for goods entered into by the relevant Grantor in the ordinary course of business constituting Chattel Paper) and Instruments with a value in excess of $1,000,000, (d) delivery of Certificated Securities representing Equity Interests included in then Pledged Collateral, (e) with respect to the Equity Interests of any Foreign Subsidiary pledged pursuant to any Foreign Pledge Agreement (in lieu of the specific actions required with respect to Pledged Collateral generally by this Agreement except to the extent provided therein), filings and deliveries required by the applicable Foreign Pledge Agreement and (f) the actions specified in Section 4.2(c), Section 4.4 and Section 4.7.

(d) Aircraft Collateral. Each Grantor agrees that (i) it shall cooperate with the Agent to perfect all security interests in Collateral (A) constituting Transportation Fleet Aircraft by filing an Aircraft Security Agreement with the FAA not more than sixty (60) days (or such longer period as may be agreed by the Agent in its sole discretion) following the Closing Date for the Transportation Fleet as of the Closing Date, and by supplement thereto within sixty (60) days after aircraft are added to or removed from the Transportation Fleet; (B) constituting Demonstration Fleet Aircraft by filing an Aircraft Security Agreement with the FAA not more than one hundred eighty (180) days (or such longer period as may be agreed by the Agent in its sole discretion) after the Closing Date for Demonstration Fleet Aircraft as of the Closing Date, and by supplement thereto within one hundred eighty (180) days after aircraft are added to or removed from the Demonstration Fleet; and (C) that constitutes a newly-manufactured aircraft by filing an Aircraft Security Agreement with the FAA not more than one hundred eighty (180) days (or such longer period as may be agreed by the Agent in its sole discretion) from receipt of U.S. Federal Aviation certificate of airworthiness in respect of such newly-manufactured aircraft and (ii) it shall provide the Agent, at the time at which financial statements in respect of each most recently completed fiscal quarter are required to be delivered to the Agent under the Credit Agreement, a report identifying all Collateral that is then subject to the perfection requirements set forth in this clause (d).

(e) Reserved.

(f) Other Financing Statements. No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except to cover security interests that are Permitted Liens. Each Grantor acknowledges that it is not authorized to file any financing statement naming the Agent as secured party and any Grantor as debtor or amendment or termination statement with respect to any such financing statement without the prior written consent of the Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Change of Name, Etc. Each Grantor agrees to furnish to the Agent prompt written notice of any change in: (i) such Grantor’s name; (ii) the location of such Grantor’s chief executive office or its principal place of business; (iii) such Grantor’s organizational legal entity designation or jurisdiction of incorporation or formation; (iv) such Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation; or (v) the acquisition by such Grantor of any material property for which additional filings or recordings are necessary to perfect and maintain the Agent’s security interest therein (to the extent perfection of the security interest in such property is required by the terms hereof). Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or other applicable law that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected, first priority security interest (subject to Permitted Liens that have priority by operation of applicable law) in the Collateral for its benefit and the benefit of the other Secured Parties.

Section 4.2. Receivables.

(a) Certain Agreements on Receivables. Except as permitted by the Credit Agreement, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, any Grantor may reduce the amount of Accounts, whether from the sale of Inventory or otherwise, in accordance with its present policies and in the ordinary course of business.

(b) Collection of Receivables. Except as otherwise provided in this Agreement, each Grantor will collect and enforce, in accordance with its present policies and in the ordinary course of business, all amounts due or hereafter due to such Grantor under the Receivables.

(c) Electronic Chattel Paper. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent Control under UCC Section 9-105 of such Electronic Chattel Paper or control (to the extent the meaning of “control” has not been clearly established under such provisions, “control” in this paragraph (c) to have such meaning as the Agent shall in good faith specify in writing after consultation with the U.S. Borrower) under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with such Grantor that the Agent will arrange, pursuant to procedures reasonably satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of Control or control, as applicable, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in Control to allow without loss of Control or control, as applicable, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

Section 4.3. Delivery of Instruments, Certificated Securities and Chattel Paper. Subject to Section 4.1 (c), each Grantor will (a) deliver to the Agent immediately upon execution of this Agreement the originals of all Chattel Paper (other than any leases for goods entered into by the relevant Grantor in the ordinary course of business constituting Chattel Paper), Certificated Securities and Instruments constituting Collateral (if any then exist), (b) hold in trust for the Agent upon receipt and promptly thereafter deliver to the Agent any such Chattel Paper,

Certificated Securities and Instruments constituting Collateral received after the date hereof and (c) upon the Agent’s request, deliver to the Agent a duly executed amendment to this Agreement (each, an “Amendment”), pursuant to which such Grantor will confirm the pledge of any such after-acquired Collateral; provided that with respect to the Certificated Securities constituting Equity Interests in Hawker Beechcraft (Bermuda) Ltd. Hawker Beechcraft Corporation shall deliver the original of such Certificated Securities to the Agent no later than sixty (60) days after the Closing Date (unless waived or such time period is extended by the Agent in its sole discretion).

Section 4.4. Uncertificated Pledged Collateral. The Grantors will permit the Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral constituting Capital Stock with respect to which a Grantor owns more than 50% of the Capital Stock of the issuer of such Pledged Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Agent granted pursuant to this Agreement. The Grantors will take any commercially reasonable actions to cause the issuers of uncertificated securities which are Pledged Collateral constituting Capital Stock with respect to which a Grantor owns more than 50% of the Capital Stock of the issuer of such Pledged Collateral to enter into agreements or other instruments to allow the Agent to have and retain Control over such Pledged Collateral.

Section 4.5. Pledged Collateral.

(a) Registration in Nominee Name; Denominations. The Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral delivered to it pursuant to this Agreement in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Agent, but following the occurrence and during the continuance of an Event of Default shall have the right (in its sole and absolute discretion) to hold such Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). Each Grantor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor. Following the occurrence and during the continuance of an Event of Default, the Agent shall at all times have the right to exchange the certificates representing such Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b) [Reserved]

(c) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Agreement and the other Loan Documents; provided, however, that no vote or other right shall be exercised or action taken which would reasonably be expected to have the effect of materially and adversely impairing the rights of the Agent in respect of the Pledged Collateral.

(ii) Each Grantor will permit the Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) Prior to the occurrence of an Event of Default and a notice thereof from the Agent suspending the Grantors’ rights to do any of the following, each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Loan Documents and applicable law. After the occurrence and during the continuance of an Event of Default after a notice thereof from Agent as contemplated by the first sentence of this paragraph, all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral shall be paid directly to the Agent. The immediately preceding sentence shall not apply to dividends between or among the Grantors only of property subject to a perfected security interest under this Agreement; provided that the U.S. Borrower notifies the Agent in writing, specifically referring to this Section 4.5 at the time of such dividend and takes any actions the Agent reasonably specifies to ensure the continuance of its perfected security interest in such property under this Agreement.

Section 4.6. Intellectual Property.

(a) Upon the occurrence and during the continuance of an Event of Default, each Grantor will use commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any material License held by such Grantor and to enforce the security interests granted hereunder.

(b) Each Grantor shall notify the Agent promptly if it knows or reasonably expects that any application or registration for any Patent, Trademark or Copyright (now or hereafter existing) material to the conduct of such Grantor’s business may unintentionally become abandoned or dedicated, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c) In the event that any Grantor, either directly or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright material to the conduct of such Grantor’s business with the United States Patent and Trademark Office or the United States Copyright Office, the U.S. Borrower shall notify the Agent thereof no later than the next required date for delivery of financial statements pursuant to Section 5.01 (a) or (b) of the Credit Agreement and, upon request of the Agent, such Grantor shall execute and deliver any and all security agreements or other instruments as the Agent may reasonably request to evidence the Agent’s security interest in such Patent, Trademark or Copyright registration or application, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Each Grantor shall take all actions reasonably necessary to maintain and pursue each material application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights registrations and applications (now or hereafter existing) material to the conduct of such Grantor’s business, except in cases where such Grantor reasonably decides to abandon, allow to lapse or expire any Patent, Trademark or Copyright registration or application or not to take any such actions against third parties.

(e) In the event any Grantor becomes aware of any infringement, missapropriation or dilution of any of such Grantor’s Patents, Trademarks or Copyrights, such Grantor shall, unless it shall reasonably determine that a Patent, Trademark or Copyright is not material to the conduct of its business, promptly notify the Agent thereof and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution of such Patent, Trademark or Copyright and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as are appropriate under the circumstances to protect such Patent, Trademark or Copyright.

Section 4.7. Commercial Tort Claims. Each Grantor shall, concurrent with the delivery of financial statements required to be delivered pursuant to Section 5.01(a) and .(b) of the Credit Agreement, notify the Agent of any Commercial Tort Claim having a value in excess of $2,500,000 acquired by it for which such Grantor has filed a complaint in a court of competent jurisdiction and, unless the Agent otherwise consents, such Grantor shall grant to the Agent a first priority security interest in such Commercial Tort Claim, subject to Permitted Liens.

Section 4.8. [Reserved]

Section 4.9. No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies.

Section 4.10. Insurance. The Grantors shall cause all insurance policies required under Section 5.10 of the Credit Agreement to name the Agent (for the benefit of the Secured Parties) as an additional insured or as loss payee, as applicable, and to contain loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to the Agent.

Section 4.11. Bank Accounts. The Grantors shall use commercially reasonable efforts to implement control agreements relating to the Borrower’s and its subsidiaries’ bank accounts prior to, or within 60 days following, the Closing Date; provided, that no such efforts shall be required with respect to any account or accounts which, individually or in the aggregate, have average daily balances not in excess of $1,000,000.

ARTICLE V

REMEDIES

Section 5.1. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Agent may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Agreement, the Credit Agreement or any other Loan Document; provided that this Section 5.1 (a) shall not be understood to limit any rights available to the Agent or the Lenders prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) or in equity when a debtor is in default under a security agreement;

(iii) [Reserved]

(iv) without notice (except as specifically provided in Section 11.2 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable; and

(v) concurrently with written notice to the Grantors, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof.

(b) Each Grantor acknowledges and agrees that the compliance by the Agent, on behalf of the Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption in favor of any Grantor, which equity redemption each Grantor hereby expressly releases.

(d) Until the Agent is able to effect a sale, lease, transfer or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if any Grantor and the issuer would agree to do so (it being acknowledged and agreed that no Grantor shall have any obligation hereunder to do so).

Section 5.2. Grantor’s Obligations Upon Default. Upon the request of the Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) upon reasonable advance notice, assemble and make available to the Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at such Grantor’s premises or elsewhere; and

(b) permit the Agent, by the Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.3. Grant of Intellectual Property License. For the purpose of enabling the Agent to exercise the rights and remedies under this Article V at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or, to the extent permitted under the relevant license, sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that, at any time and from time to time following the occurrence and during the continuance of an Event of Default, the Agent may sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Agreement, may (subject to any restrictions contained in applicable third party licenses entered into by a Grantor) sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Agent may finish any work in process and affix any relevant Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein. The use of the license granted pursuant to clause (a) of the preceding sentence by the Agent may be exercised, at the option of the Agent, only upon the occurrence and during the continuance of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

Section 5.4. Application of Proceeds. The Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, as well as any Collateral consisting of cash, in accordance with Section 2.16(a) of the Credit Agreement.

Except as otherwise provided herein, the Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE VI

[Reserved]

ARTICLE VII

[Reserved]

ARTICLE VIII

RELATIONSHIP AMONG SECURED PARTIES

Section 8.1. Restrictions on Actions. Each Secured Party agrees that, so long as any Secured Obligations are outstanding, the provisions of this Agreement and the Credit Agreement shall provide the exclusive method by which any Secured Party may individually exercise rights and remedies hereunder and under the other Collateral Documents in respect of the Collateral. Therefore, each Secured Party shall, for the mutual benefit of all Secured Parties, except as otherwise permitted under this Agreement or the Credit Agreement:

(a) refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy hereunder and under any other Collateral Document, except for delivering notices hereunder; and

(b) refrain from exercising any rights or remedies hereunder or under any other Collateral Document that have or may have arisen or which may arise as a result of an Event of Default;

provided, however, that nothing contained in this Section shall prevent any Secured Party from (i) imposing a default rate of interest in accordance with the Credit Agreement, (ii) accelerating the maturity of any Secured Obligations in accordance with the Credit Agreement, (iii) raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Agent may direct and control any defense directly relating to the Collateral or any one or more of the Collateral Documents, which shall be governed by the provisions of this Agreement or (iv) exercising any right of setoff, recoupment or similar right; provided, further that all such rights and remedies may be exercised at any time by the Agent or Required Secured Parties.

Section 8.2. Cooperation; Accountings. Each of the Secured Parties will, upon the reasonable request of the Agent, from time to time execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts, as may be necessary or proper to carry out more effectively the provisions of this Agreement. The Secured Parties agree to provide to each other upon reasonable request a statement of all payments received in respect of any Secured Obligations.

Section 8.3. Secured Parties; Other Collateral. The Secured Parties agree that all of the provisions of this Agreement shall apply to any and all properties, assets and rights of the Grantors and their Affiliates in which the Agent at any time acquires a security interest or Lien pursuant hereto or to any other Collateral Document, including, without limitation, real property or rights in, on or over real property, notwithstanding any provision to the contrary in any mortgage, leasehold mortgage or other document purporting to grant or perfect any Lien in favor of the Secured Parties or any of them or the Agent for the benefit of the Secured Parties or any of them.

ARTICLE IX

CONCERNING THE AGENT

Section 9.1. Appointment of Agent. By accepting the benefits of this Agreement, each of the Secured Parties appoints Credit Suisse. to act, and Credit Suisse agrees to act, as Agent for the Secured Parties pursuant to the terms of this Agreement and the other Collateral Documents and to execute and enter into this Agreement and the other Collateral Documents and all other instruments relating to this Agreement and the other Collateral Documents and (a) to take actions on its behalf that are expressly permitted under the provisions of this Agreement and the other Loan Documents and all other instruments or agreements relating hereto or thereto and (b) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Agent by the terms hereof and thereof. By acceptance of the benefits of this Agreement, each Secured Party that is not a party to this Agreement shall be deemed to have consented to the appointment and authorization set forth in the immediately preceding sentence. THE AGENT HAS CONSENTED TO SERVE AS AGENT HEREUNDER ON THE EXPRESS UNDERSTANDING, AND THE SECURED PARTIES, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, SHALL BE DEEMED TO HAVE AGREED, THAT THE AGENT SHALL HAVE NO DUTY AND SHALL OWE NO OBLIGATION OR RESPONSIBILITY (FIDUCIARY OR OTHERWISE), REGARDLESS OF WHETHER AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, TO THE SECURED PARTIES, OTHER THAN THE DUTY TO PERFORM ITS EXPRESS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS IN ACCORDANCE WITH THEIR RESPECTIVE TERMS, SUBJECT IN ALL EVENTS TO THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS LIMITING THE RESPONSIBILITY OR LIABILITY OF THE AGENT HEREUNDER.

Section 9.2. Limitations on Responsibility of Agent. The Agent shall not be required to ascertain or inquire as to (i) any statement, warranty or representation made herein or in connection herewith or in or in connection with any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent. Neither the Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such Person in connection with this Agreement except for its own gross negligence or willful misconduct or, in the case of the Agent, in the case of the loss of any moneys in the possession of the Agent, for the failure of the Agent to accord such moneys the same care as a prudent person in the same or similar circumstances would accord its own assets. The Agent may execute any of the powers granted to it under this Agreement and perform any duty hereunder either directly or by or through sub-agents or attorneys-in-fact, and shall not be responsible for the negligence (including gross negligence) or misconduct (including willful misconduct) of any sub-agents or attorneys-in-fact selected by it with the care that a prudent person in similar circumstances would have employed in such selection. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions set forth in this Article IX and in the other Loan Documents shall apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent.

Section 9.3. Reliance by Agent; Indemnity Against Liabilities, etc.

(a) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Grantors or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and the Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

(b) The Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice (including any notice of an Event of Default or of the cure or waiver thereof), request, consent, order or other paper or document or oral conversation (including, telephone conversations) which it in good faith believes to be genuine and correct and to have been signed, presented or made by the proper party. The Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notice, certificate or opinion furnished to the Agent in connection with this Agreement.

(c) The Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Agent shall have received written notice thereof from any Secured Party or any Grantor. The Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

Section 9.4. Exercise of Remedies. The remedies of the Agent hereunder and under the other Collateral Documents shall include, but not be limited to, the disposition of the Collateral by foreclosure or other sale and the exercising of all remedies of a secured lender under the UCC, bankruptcy laws or similar laws of any applicable jurisdiction.

Section 9.5. Cooperation. To the extent the exercise of the rights, powers and remedies of the Agent in accordance with this Agreement requires that any action be taken by any Secured Party, such Secured Party shall take such action and cooperate with the Agent to ensure that the rights, powers and remedies of all Secured Parties are exercised in full.

Section 9.6. Authorized Investments. Any and all funds held by the Agent in its capacity as Agent, whether pursuant to any provision hereof or of any other Collateral Document or otherwise, shall to the extent reasonably practicable be invested by the Agent within a reasonable time in cash equivalents. Any interest earned on such funds shall be disbursed in accordance with Section 5.4. The Agent may hold any such funds in a common interest bearing account. To the extent that the interest rate payable with respect to any such account varies over time, the Agent may use an average interest rate in making the interest allocations among the respective Secured Parties. The Agent shall have no duty to select investments which provide a maximum return. In the absence of gross negligence or willful misconduct, the Agent shall not be responsible for any investment losses in respect of any funds invested in accordance with this Section.

Section 9.7. Bankruptcy Proceedings. The following provisions shall apply during any Bankruptcy Proceeding of any Grantor:

(a) The Agent shall represent all Secured Parties in connection with all matters directly relating to the Collateral, including, without limitation, any use, sale or lease of Collateral, use of cash collateral, request for relief from the automatic stay and request for adequate protection.

(b) Each Secured Party shall be free to act independently on any issue not affecting the Collateral. Each Secured Party shall give prior notice to the Agent of any such action that could materially affect the rights or interests of the Agent or the other Secured Parties to the extent that such notice is reasonably practicable. If such prior notice is not given, such Secured Party shall give prompt notice following any action taken hereunder.

(c) Any proceeds of the Collateral received by any Secured Party as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Agent for distribution in accordance with Section 5.4.

ARTICLE X

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 10.1. Account Verification. The Agent may at any time and from time to time following the occurrence and during the continuance of an Event of Default, in the Agent’s own name, in the name of a nominee of the Agent, or in the name of any Grantor, upon reasonable advance notice to the applicable Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that are Collateral.

Section 10.2. Authorization for Secured Party to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Agent and appoints the Agent as its attorney in fact (i) at any time and from time to time in the reasonable discretion of the Agent (1) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, (2) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which would not add new collateral or add a debtor) in such offices as the Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral and (3) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens); (ii) at any time following the occurrence and during the continuance of an Event of Default, (1) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided herein or in any other Loan Document, (2) to demand payment or enforce payment of the Receivables in the name of the Agent or any Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (3) to sign any Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (4) to exercise all of any Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (5) to settle, adjust, compromise, extend or renew the Receivables (including, without limitation, making, settling and adjusting claims in respect of Collateral under policies of insurance and making all determinations and decisions with respect thereto), (6) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (7) to prepare, file and sign any Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (8) to prepare, file and sign any Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (9) to change the address for delivery of mail addressed to any Grantor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to such Grantor and (10) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral in connection with the exercise of the Agent’s rights under Section 4.4; and (iii) to do all other acts and things necessary to carry out the terms of this Agreement; and each Grantor agrees to reimburse the Agent on demand for any reasonable payment made or any reasonable documented expense incurred by the Agent in connection with any of the foregoing; provided that this authorization shall not relieve any Grantor of any of its obligations under this Agreement or any other Loan Document.

(b) All acts of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Agent, for the benefit of the Agent and Secured Parties, under this Section 10.2 are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers.

Section 10.3. PROXY. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 10.2 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

Section 10.4. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE X IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 11.16. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1. Notice. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy to the addressees or telecopy numbers set forth in the Credit Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the U.S. Borrower shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.1. As agreed to among the parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such Person.

Section 11.2. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Section 11.1, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Agent or any

Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct &the Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

Section 11.3. Limitation on Agent’s and Secured Party’s Duty with Respect to the Collateral. The Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Agent (i) to fail to incur expenses deemed significant by the Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iii) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (iv) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (v) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vi) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (vii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (viii) to dispose of assets in wholesale rather than retail markets, (ix) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (x) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xi) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 11.3 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.3. Without limitation upon the foregoing, nothing contained in this Section 11.3 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 11.3.

Section 11.4. Compromises and Collection of Collateral. Each Grantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

Section 11.5. Secured Party Performance of Grantor Obligations. Without having any obligation to do so, the Agent may perform or pay any obligation which any Grantor has agreed to perform or pay under this Agreement and the Grantor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 11.5. Each Grantor’s obligation to reimburse the Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

Section 11.6. Specific Performance of Certain Covenants. The Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.10, or 5.2, will cause irreparable injury to the Agent and the Secured Parties, that the Agent and the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Secured Parties to seek and obtain specific performance of other obligations of any Grantor contained in this Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 11.6 shall be specifically enforceable against such Grantor.

Section 11.7. Unauthorized Dispositions. Notwithstanding any course of dealing between any Grantor and the Agent or other conduct of the Agent, no authorization to sell, lease or transfer or otherwise dispose of the Collateral other than as permitted by the Credit Agreement shall be binding upon the Agent or the Secured Parties unless such authorization is in writing signed by the Agent with any consent of the Lenders required by the Credit Agreement.

Section 11.8. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Agent to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Secured Parties until the Secured Obligations have been paid in full.

Section 11.9. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any part of this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

Section 11.10. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of its Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 11.11. Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of each Grantor, the Agent and the Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent, for the benefit of the Agent and the Secured Parties, hereunder.

Section 11.12. Survival of Representations. All representations and warranties of each Grantor contained in this Agreement shall survive the execution and delivery of this Agreement.

Section 11.13. Taxes and Expenses. Each Grantor jointly and severally agrees to pay any taxes payable or ruled payable by Federal or State authority in respect of this Agreement, together with interest and penalties, if any. Each Grantor jointly and severally agrees to reimburse the Agent for any and all reasonable documented out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the administration, collection, preservation or sale of the Collateral. Any and all costs and expenses incurred by any Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Grantor.

Section 11.14. Additional Subsidiaries. Each Restricted Subsidiary of the U.S. Borrower that is required pursuant to Section 5.11 of the Credit Agreement to become a Grantor hereunder, shall, upon execution and delivery by the Agent and such Restricted Subsidiary of an instrument in the form of Exhibit C hereto, become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Person. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Person as a party to this Agreement.

Section 11.15. Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

Section 11.16. Termination and Release.

(a) This Agreement shall continue in effect until the payment in full of the Secured Obligations has occurred.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests created hereunder in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted pursuant to the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary Guarantor.

(c) Upon any sale, lease, transfer or other disposition by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not another Grantor or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 11.16 shall be without recourse to or representation or warranty by the Agent or any Secured Party. Without limiting the provisions of Section 11.13, the U.S. Borrower shall reimburse the Agent upon demand for all reasonable and documented costs and out of pocket expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 11.16(d).

Section 11.17. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between each Grantor and the Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Agent relating to the Collateral.

Section 11.18. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 11.19. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

Section 11.20. WAIVER OF JURY TRIAL. EACH GRANTOR, THE AGENT AND EACH SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

Section 11.21. Indemnity. Each Grantor hereby agrees to indemnify the Agent and the Secured Parties, and their respective successors, assigns, agents and employees (each an “Indemnitee”), from and against any and all losses, claims, damages, penalties, liabilities, and related expenses imposed on, incurred by or asserted against the Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including any claim for Patent, Trademark or Copyright infringement) in accordance with this Agreement, except to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indenmitee.

Section 11.22. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart

Section 11.23. Mortgages. In the case of a conflict between this Agreement and the Mortgages with respect to Collateral that is real property (including Fixtures), the Mortgages shall govern. In all other conflicts between this Agreement and the Mortgages, this Agreement shall govern.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Agent have executed this Agreement as of the date first above written.

HAWKER BEECHCRAFT, INC.

By:	/s/ James K. Sanders
Name: James K. Sanders
Title:

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By:	/s/ James K. Sanders
Name: James K. Sanders
Title:

HAWKER BEECHCRAFT CORPORATION

By:	/s/ James K. Sanders
Name: James K. Sanders
Title:

RAPID AIRCRAFT PARTS INVENTORY AND DISTRIBUTION COMPANY, LLC

By:	/s/ James K. Sanders
Name: James K. Sanders
Title:

HAWKER BEECHCRAFT SERVICES, INC.

By:	/s/ James K. Sanders
Name: James K. Sanders
Title:

HAWKER BEECHCRAFT FINANCE CORPORATION

By:	/s/ James K. Sanders
Name: James K. Sanders
Title:

[U.S. Pledge and Security Agreement – Hawker Beechcraft, Inc.]

ARKANSAS AEROSPACE, INC.

By:	/s/ James K. Sanders
Name:
Title:

HAWKER BEECHCRAFT QUALITY SUPPORT COMPANY

By:	/s/ James K. Sanders
Name:
Title:

TRAVEL AIR INSURANCE COMPANY, LTD.

By:	/s/ James K. Sanders
Name:
Title:

HAWKER BEECHCRAFT REGIONAL OFFICES, INC.

By:	/s/ James K. Sanders
Name:
Title:

TRAVEL AIR INSURANCE COMPANY (KANSAS)

By:	/s/ James K. Sanders
Name:
Title:

HAWKER BEECHCRAFT AIRCRAFT CHARTER & MANAGEMENT, INC.

By:	/s/ James K. Sanders
Name:
Title:

BEECHCRAFT AVIATION COMPANY

By:	/s/ James K. Sanders
Name:
Title:

[U.S. Pledge and Security Agreement – Hawker Beechcraft, Inc.]

HAWKER BEECHCRAFT NOTES COMPANY

By:	/s/ James K. Sanders
Name: James K. Sanders
Title:

[U.S. Pledge and Security Agreement – Hawker Beechcraft, Inc.]

As of and upon the effectiveness of the Acquisition, the undersigned hereby acknowledges and agrees that it will succeed to all of the rights and obligations of the U.S. Borrower set forth herein and that all references herein to the U.S. Borrower shall thereupon deemed to be references to the undersigned.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By:	/s/ James K. Sanders
	Name:	James K. Sanders
Title:

[U.S. Pledge and Security Agreement – Hawker Beechcraft, Inc.]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ William O’ Daly
	Name:	William O’ Daly
	Title:	Director

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Associate

[U.S. Pledge and Security Agreement – Hawker Beechcraft, Inc.]

EXHIBIT A

(See Section 3.1 of Agreement)

OFFICES IN WHICH FINANCING STATEMENTS AND THIS AGREEMENT HAVE BEEN FILED

Secretary of State of the State of Delaware

Secretary of State of the State of Kansas

Secretary of State of the State of Arkansas

A-1

EXHIBIT B

Form of Perfection Certificate

Please see Tab 17.

B-1

EXHIBIT C

SUPPLEMENT NO. [.] dated as of [.] (this “Supplement”), to the Pledge and Security Agreement (the “Agreement”) dated as of [ ], 2007 by and among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings” and, prior to the Acquisition, the “U.S. Borrower”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC (“HBAC” and, after the Acquisition, the “U.S. Borrower”), the Subsidiary Parties (as defined below) from time to time party hereto and CREDIT SUISSE, in its capacity as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Agent”).

A. Reference is hereby made to the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the U.S. Borrower, each Subsidiary of Holdings that, from time to time, becomes a party hereto, the Lenders, the Agent and the other parties party thereto.

B. Pursuant to the Credit Agreement, the Grantors entered into the Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement and to secure the Secured Obligations. The Grantors also entered into the Agreement to secure all Secured Cash Management Obligations and Secured Hedging Obligations.

C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Agreement.

D. Section 11.14 of the Agreement and Section 5.11 of the Credit Agreement provide that additional Restricted Subsidiaries of the U.S. Borrower may become Subsidiary Parties under the Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Loan Documents to become a Subsidiary Party under the Agreement.

Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 11.14 of the Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Grantor under the Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder relating to the Collateral owned by it are true and correct on and as of the date hereof (such representations and warranties being deemed for purposes of hereof to be made as of the date hereof with all references therein to Exhibits thereto and Schedules to the Perfection Certificate being subject to Section 4 below). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a

C-1

security interest in and Lien on all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Grantor” in the Agreement shall be deemed to include the New Subsidiary. The Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Attached hereto is any information required to be listed on any Exhibit to the Agreement or Schedule to the Perfection Certificate referred to in any representation in the Agreement that is required to be modified in order to make the representations set forth in the Agreement (as they relate to such Grantor and its Collateral as of the date hereof) true and correct as of the date hereof.

SECTION 5. Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 11.1 of the Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Agent.

C-2

IN WITNESS WHEREOF, each Grantor and the Agent have executed this Agreement as of the date first above written.

HAWKER BEECHCRAFT, INC.

By:
Name:
Title:

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By:
Name:
Title:

SCHEDULE I

Hawker Beechcraft Corporation (Kansas)

RAPID Aircraft Parts Inventory and Distribution Company, LLC (Kansas)

Arkansas Aerospace, Inc. (Arkansas)

Hawker Beechcraft Aircraft Quality Support Company (Kansas)

Hawker Beechcraft Services, Inc. (Kansas)

Hawker Beechcraft Charter & Management, Inc. (Kansas)

Travel Air Insurance Company, Ltd. (Kansas)

Travel Air Insurance Company (Kansas)

Hawker Beechcraft Regional Offices, Inc. f/k/a Beech Military Regional Offices (Kansas)

Beechcraft Aviation Company (Kansas)

Hawker Beechcraft Finance Corporation (Delaware)

Hawker Beechcraft Notes Company

Schedule 3.12

Commercial Tort Claims in Excess of $2,500,000

None